DATE: June 8, 2006

FOR IMMEDIATE RELEASE

AMERICAN MEDICAL SYSTEMS COMMENTS ON FINANCING
FOR LASERSCOPE ACQUISITION
MINNEAPOLIS, MN, June 8, 2006 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD), the global leader in providing pelvic health solutions to urologists, commented further on the financing of its previously announced pending acquisition of Laserscope (NASDAQ: LSCP).
Earlier this week, AMS and Laserscope announced they have entered into a definitive merger agreement providing for the acquisition of Laserscope by AMS. The total acquisition price for Laserscope shares and options is approximately $715 million, or $690 million net of Laserscope cash. The financing of this transaction is fully committed in the form of up to $565 million of senior secured financing from CIT Healthcare LLC, and up to $180 million of senior subordinated unsecured financing from other lenders. Debt under the senior facility will be rated and have a maturity of 6 years. The subordinated facility will not be rated and will have a maturity of 7 years. AMS is currently evaluating lower cost financing options that may include convertible senior subordinated notes with a net share settlement feature. The timing and composition of such financing will be determined based on market conditions. AMS is confident that financing options are available to permit the Company to achieve its growth and profitability objectives and will provide further details on its financing plans in the coming weeks.
If AMS undertakes an offering of convertible senior subordinated notes, these securities may not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
Forward-Looking Statements
This press release contains forward-looking statements relating to American Medical Systems’ financing plans in connection with its pending acquisition of Laserscope. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These statements are subject to risks and uncertainties such as general market conditions and other risks and uncertainties described in AMS’ and Laserscope’s Annual Reports on Form 10-K for the year ended December 31, 2005 and their other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

American Medical Systems
June 8, 2006

Additional Information
This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Laserscope. American Medical Systems will be filing a tender offer statement with the Securities and Exchange Commission (SEC) and Laserscope will be filing a solicitation/recommendation statement with respect to the offer. Laserscope shareholders are advised to read the tender offer statement regarding the acquisition of Laserscope referenced in this press release, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the offer. These documents will be made available to all shareholders of Laserscope at no expense to them. These documents will also be available at no charge on the SEC’s website at www.sec.gov. Shareholders may also obtain copies of these documents without charge by requesting them from Laserscope in writing at 3070 Orchard Drive, San Jose, CA 95134, Attention: Secretary.

Contact:	Carmen Diersen
Executive Vice President and Chief Financial Officer
952-930-6495
Carmen.Diersen@AmericanMedicalSystems.com

Marty Emerson
President and Chief Executive Officer
952-930-6334
Marty.Emerson@AmericanMedicalSystems.com